                                  CLARCOR INC.
                EXHIBIT 11 -- COMPUTATIONS OF PER SHARE EARNINGS
                   FOR THE FIVE YEARS ENDED NOVEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

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
                                                                       FISCAL YEARS ENDED NOVEMBER 30,
                                                  -------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                            1995           1994           1993           1992           1991
------------------------------------------------  -------------  -------------  -------------  -------------  -------------
1.         Average number of shares
            outstanding.........................     14,800,872     14,813,925     14,837,741     14,972,639     14,873,282
2.         Net additional shares resulting from
            assumed exercise of stock
            options*............................        316,630        225,599        213,725        230,202        253,518
                                                  -------------  -------------  -------------  -------------  -------------
3.         Adjusted average shares outstanding
            for fully diluted computation (1
            plus 2).............................     15,117,502     15,039,524     15,051,466     15,202,841     15,126,800
                                                  -------------  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------  -------------
Earnings per share of common
 stock:
           Primary..............................
                                                      $1.48          $1.43          $1.16          $0.94          $1.26
                                                  -------------  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------  -------------
           Assuming full dilution...............
                                                      $1.45          $1.41          $1.15          $0.93          $1.24
                                                  -------------  -------------  -------------  -------------  -------------
                                                  -------------  -------------  -------------  -------------  -------------

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*    Assumes  proceeds from exercise of stock  options used to purchase treasury shares at the greater of the year-end or the average market price during the period.
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